EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-44109 of American Banknote Corporation on Form S-3 of our report dated March 17, 1998, included in the Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
March 30, 1998